Exhibit 23.18

CONSENT OF QUALIFIED PERSON
Tony O’Connell, M AusIMM, of Optimal Mining, in connection with Sayona Mining Limited’s registration statement on Form F-4 and the joint proxy statement/prospectus included therein and any amendments or supplements or exhibits thereto (collectively, the “Registration Statement”), consents to:
1.
The incorporation by reference of the technical report summary titled “Authier Lithium Technical Report Summary” (the “Technical Report Summary”), with an effective date of June 30, 2024, filed with Piedmont Lithium Inc.’s Annual Report on Form 10-K February 26, 2025, into the Registration Statement;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Item 1300 (Definitions) of Regulations S-K 1300 promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Registration Statement.

I am responsible for authoring or co-authoring, and this consent pertains to, the following sections of the Technical Report Summary:
Section 1: Executive Summary
Section 2: Introduction
Section 3: Property Description
Section 4: Accessibility, Climate, Physiography, Local Resources and Infrastructure
Section 5: History
Section 6: Geological Setting, Mineralisation and Deposit
Section 7: Exploration
Section 8: Sample Preparation, Analyses and Security
Section 9: Data Verification
Section 10: Mineral Processing and Metallurgical Testing
Section 11: Mineral Resource Estimates
Section 12: Mineral Reserve Estimates
Section 13: Mining Methods
Section 14: Processing and Recovery Methods
Section 15: Infrastructure
Section 16: Market Studies and Contracts
Section 17: Environmental studies, Permitting, Social or Community Impacts
Section 18: Capital and Operating Costs
Section 19: Economics Analysis
Section 20: Adjacent Properties
Section 21: Other Relevant Data and Information
Section 22: Interpretation and Conclusions
Section 23: Recommendations
Section 24: References
Section 25: Reliance on Information Supplied by Registrant

I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.
Dated June 5, 2025
/s/ Tony O’Connell
TONY O’CONNELL